EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43563, 333-47019, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400 and 333-174401) and on Form S-3 (Nos. 333-123811 and 333-183099) of Baxter International Inc. of our reports dated February 21, 2013 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 21, 2013